UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)                      July 3, 2017

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 3, 2017, ARMOUR Residential REIT, Inc. (“ARMOUR”) confirmed that a cash dividend rate of $0.19 per share will be payable to holders of ARMOUR common stock for the month of July 2017, as set forth below:

Holder of Record Date	Payment Date

July 17, 2017	July 27, 2017

Additionally, ARMOUR confirmed on July 3, 2017 that monthly cash dividend rates of $0.171875 and $0.1640625 per share will be payable to holders of ARMOUR Series A Preferred Stock and Series B Preferred Stock, respectively, for each of the three months in the third quarter of 2017 as set forth below:

Holder of Record Date	Payment Date

July 15, 2017	July 27, 2017
August 15, 2017	August 28, 2017
September 15, 2017	September 27, 2017

A copy of ARMOUR's press release confirming the common stock and preferred stock dividends is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release confirming the July 2017 common stock dividend, Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated July 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2017

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release confirming the July 2017 common stock dividend, Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated July 3, 2017